AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997

                                                      REGISTRATION NO. 333-26227


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                               Amendment NO.5

                               FORMS S-4 AND F-4*
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                  GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
                        GOLDEN STATE PETRO (IOM I-A) PLC
                        GOLDEN STATE PETRO (IOM I-B) PLC

           (Exact Names of Registrants as Specified in Their Charters)

            DELAWARE                                 9999                              N/A
          ISLE OF MAN                                8611                              N/A
          ISLE OF MAN                                8611                              N/A
(State or Other Jurisdiction of          (Primary Standard Industrial     (I.R.S. Employer Identification Nos.)
 Incorporation or Organization)          Classification Code Number)




           C/O CAMBRIDGE FUND                     C/O 15-19 ATHOL STREET
             MANAGEMENT LLC                    DOUGLAS, ISLE OF MAN IM1 1LB
           535 MADISON AVENUE                      011-44-1-62-4628575
        NEW YORK, NEW YORK 10022            (Address, including zip code, and
              212-508-6500                telephone number, including area code,
    (Address, including zip code, and       of principal executive offices of
 telephone number, including area code,      Golden State Petro (IOM I-A) PLC
    of principal executive offices of       and Golden State Petro (IOM I-B) PLC
    Golden State Petroleum Transport
             Corporation)




                              CT CORPORATION SYSTEM
                                  1623 BROADWAY
                            NEW YORK, NEW YORK 10019
                                  212-246-5070
                     (Name, address, including zip code, and
                     telephone number, including area code,
                 of agent for service of Golden State Petroleum
               Transport Corporation, Golden State Petro (IOM I-A)
                           PLC and Golden State Petro
                                 (IOM I-B) PLC)



                               ------------------

                                   COPIES TO:

           LAURIS G. L. RALL                         BJORN AASEROD
          CHARLES A. DIETZGEN                CAMBRIDGE FUND MANAGEMENT LLC
        THACHER PROFFITT & WOOD                    535 MADISON AVENUE
         TWO WORLD TRADE CENTER                 NEW YORK, NEW YORK 10022
        NEW YORK, NEW YORK 10048                      212-508-6500
              212-912-7400



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective

                               ------------------


         The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               ------------------

* This Registration Statement constitutes a filing on Form S-4 by Golden State Petroleum Transport Corporation and a filing on Form F-4 by Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC.

*                                     PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

GOLDEN STATE PETROLEUM TRANSPORT CORPORATION

         Golden State Petroleum is a corporation organized under the General Corporation Law of the State of Delaware.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         Section VIII of the By-Laws of Golden State Petroleum provides for indemnification of its directors and officers as follows:

         The corporation shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, and
         (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, in each case to the fullest extent permissible under subsections (a) through (e) of Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendments, only to the extent such amendment permits the corporation to broader indemnification rights than permitted prior thereto). The foregoing right of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

GOLDEN STATE PETRO (IOM I-A) PLC AND GOLDEN STATE PETRO (IOM I-B) PLC

         Each of the Owners is a corporation incorporated under the laws of the Isle of Man. Section 151 of the Isle of Man Companies Act 1931 provides that any provision (whether contained in the articles of association of the corporation or elsewhere) exempting any director, officer or auditor (collectively, "Officer") or indemnifying him or her against any liability which would attach to him or her in relation to any negligence, default, breach of duty or breach of trust is void. However, Section 151 also provides that an Isle of Man corporation may indemnify any Officer against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application under Section 337 of the Isle of Man Companies Act 1931 in which relief is granted by a court. Section 337 provides that, if in any proceedings for negligence, default, breach of duty or breach of trust against any Officer it appears to the court hearing the case that the person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably and that, having regard to all the circumstances of the case, including those connected with his appointment, he or she ought fairly be excused, that court may relieve him or her either wholly or partly his or her liability on such terms as the court thinks fit. Additionally, under Section 337, where any Officer has reason to believe that any claim will or might be made against him or her, he or she may apply to court for relief as if an action had already been brought against him.

         An Isle of Man corporation has the power to purchase and maintain insurance on behalf of an Officer against any liability alleged against him or her for negligence, default, breach of duty or breach of trust.

         Article 126 of the Articles of Association of each of the Owners provides for indemnification of directors and officers as follows:

         Every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in paragraph
         (c) of the proviso to Section 151 of the Companies Act, 1931), which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto, but this Article shall only have effect insofar as its provisions are not avoided by the said section.

         The effectiveness of such article is subject to the provisions of
Section 151 of the Isle of Man Companies Act 1931 as discussed above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (A) EXHIBITS

                *3.1  --    Certificate of Incorporation of Golden State
                            Petroleum.
                *3.2  --    Bylaws of Golden State Petroleum.
                *3.3  --    Memorandum and Articles of Association of
                            Golden State Petro (IOM I-A) PLC.
                *3.4  --    Memorandum and Articles of Association of
                            Golden State Petro (IOM I-B) PLC.
                *4.1  --    Indenture, dated as of December 1, 1996,
                            among Golden State Petroleum, the Owners and
                            the Indenture Trustee, in respect of the
                            8.04% First Preferred Mortgage Notes due
                            2019.
                *4.2  --    Stock Pledge Agreement between Golden State Holdings
                            I Ltd. and the Indenture Trustee.
                *4.3  --    Issue of One Debenture, dated as of December 1,
                            1997, between Golden State Petro (IOM I-A) PLC and
                            the Indenture Trustee.
               **4.4  --    Issue of One Debenture, dated as of December 1,
                            1996, between Golden State Petro (IOM I-B) PLC and
                            the Indenture Trustee.
                *4.5  --    Assignment of Charter, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-A) PLC and the
                            Indenture Trustee.
               **4.6  --    Assignment of Charter, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-B) PLC and the
                            Indenture Trustee.
                *4.7  --    Assignment of Shipbuilding Contract and Agreement on
                            Contract for Technical Matters, dated as of December
                            1, 1996, among Golden State Petro (IOM-IA) PLC and
                            the Indenture Trustee.
               **4.8  --    Assignment of Shipbuilding Contract and Agreement on
                            Contract for Technical Matters, dated as of December
                            1, 1996, among Golden State Petro (IOM-IB) PLC and
                            the Indenture Trustee.
                *4.9  --    Assignment of Building Contract Guarantee, dated as
                            of December 1, 1996, between Golden State Petro (IOM
                            I-A) PLC and the Initial Charterer.
               **4.10 --    Assignment of Building Contract Guarantee, dated as
                            of December 1, 1996, between Golden State Petro (IOM
                            I-B) PLC and the Initial

                            Charterer.
                *4.11 --    Guarantee, made as of December 24, 1996, from
                            Chevron to Golden State Petro (IOM I-A) PLC.
               **4.12 --    Guarantee, made as of December 24, 1996, from
                            Chevron to Golden State Petro (IOM I-B) PLC.
                *4.13 --    Assignment of Management Agreement, dated as of
                            December 1, 1996, between Golden State Petro (IOM
                            I-A) PLC and the Indenture Trustee.
               **4.14 --    Assignment of Management Agreement, dated as of
                            December 1, 1996, between Golden State Petro (IOM
                            I-B) PLC and the Indenture Trustee.
                *4.15 --    Form of Exchange Note.
                *4.16 --    Building Contract Guarantee, dated as of December
                            26, 1996, from the Korean Development Bank to Golden
                            State Petro (IOM I-A) PLC.
                *4.17 --    Building Contract Guarantee, dated as of December
                            26, 1996, from the Korean Development Bank to Golden
                            State Petro (IOM I-B) PLC.
              ***5.1  --    Opinion of Thacher Proffitt & Wood, counsel to the
                            Owners, as to the validity of the Exchange Notes.
              ***8.1  --    Opinion of Thacher Proffitt & Wood, counsel to the
                            Owners, as to Certain United States Income Tax
                            Consequences.
                *8.2  --    Opinion of Cains, special counsel to the Owners, as
                            to Certain Isle of Man Tax Consequences.
               *10.1  --    Serial Note Purchase Agreement, dated December 19,
                            1996, among Donaldson, Lufkin & Jenrette Securities
                            Corporation, Golden State Petroleum and each Owner.
               *10.2  --    Term Note Purchase Agreement, dated December 19,
                            1996, among Donaldson, Lufkin & Jenrette Securities
                            Corporation, Golden State Petroleum and each Owner.
               *10.3  --    Shipbuilding Contract, made as of December 24, 1996,
                            among Golden State Petro (IOM I-A) PLC and the
                            Builders.
              **10.4  --    Shipbuilding Contract, made as of December 24, 1996,
                            among Golden State Petro (IOM I-B) PLC and the
                            Builders.
               *10.5  --    Promissory Note from Golden State Petro (IOM I-A)
                            PLC to Samsung Heavy Industries Co. Ltd.
               *10.6  --    Agreement on Contract for Technical Matters, made as
                            of December 24, 1996, among Golden State Petro
                            (IOM-IA) PLC, Samsung Heavy Industries Co., Ltd and
                            Chevron Shipping company, as agent for the Initial
                            Charterer.
              **10.7  --    Agreement on Contract for Technical Matters, made as
                            of December 24, 1996, among Golden State Petro
                            (IOM-IB) PLC, Samsung Heavy Industries Co., Ltd and
                            Chevron Shipping company, as agent for the Initial
                            Charterer.
               *10.8  --    Bareboat Charter, made as of December 24, 1996,
                            between Golden State Petro (IOM I-A) PLC and the
                            Initial Charterer.
              **10.9  --    Bareboat Charter, made as of December 24, 1996, by
                            and between Golden State Petro (IOM I-B) PLC and the
                            Initial Charterer.
               *10.10 --    Management Agreement, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-A) PLC and
                            Cambridge Fund Management LLC.
              **10.11 --    Management Agreement, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-B) PLC and
                            Cambridge Fund Management LLC.

               *10.12 --    Agency Agreement, dated as of December 24, 1996,
                            between the Owners and Golden State Petroleum.
               *10.13 --    Registration Rights Agreement, dated as of December
                            24, 1996, among Golden State Petroleum, Donaldson,
                            Lufkin & Jenrette Securities Corporation and each
                            Owner.
               *23.1  --    Consent of Coopers & Lybrand L.L.P. (New York)
               *23.2  --    Consent of Coopers & Lybrand LLP (Isle of Man)
               *23.3  --    Consent of Thacher Proffitt & Wood (contained in
                            Exhibit 5.1).
               *23.4  --    Consent of Cains.
               *25.1  --    Statement of eligibility of trustee on Form T-1.
               *99.1  --    Letter of Transmittal.
               *99.2  --    Notice of Guaranteed Delivery.

-----------

*        Previously filed.

** Previously filed and substantially identical to corresponding document of Golden State Petro (IOM I-A) PLC, except as to the parties thereto.

***      Filed with this amendment.

ITEM 22. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Golden State Petroleum, an undersigned registrant, hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         Each of Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC, each an undersigned registrant, hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         Each of Golden State Petroleum, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC, each an undersigned registrant, hereby undertakes: to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Each of Golden State Petroleum, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC, each an undersigned registrant, hereby undertakes: that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Each of Golden State Petroleum, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC, each an undersigned registrant, hereby undertakes: to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Each of Golden State Petroleum, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC, each an undersigned registrant, hereby undertakes that every prospectus, each an undersigned registrant, hereby undertakes: if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3- 19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

         Each of Golden State Petroleum, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC, each an undersigned registrant, hereby undertakes that every prospectus: that prior to any public or reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         Each of Golden State Petroleum, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC, each an undersigned registrant, hereby undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 25, 1997.

                                      GOLDEN STATE PETROLEUM TRANSPORT
                                      CORPORATION


                                      By: /s/ John McFadden
                                          ---------------------
                                              John McFadden


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on June 11, 1997.



          NAME                            TITLE
          ----                            -----

By: /s/ John McFadden            President (Principal Executive Officer)
    ---------------------
        John McFadden


By: /s/ Joseph Avantario         Treasurer and Director (Principal Financial and
    ---------------------        Accounting Officer)
        Joseph Avantario

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 25, 1997.

                                      GOLDEN STATE PETRO (IOM I-A) PLC


                                      By: /s/ John McFadden
                                          ---------------------
                                              John McFadden
                                              President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on July 25, 1997.


          NAME                            TITLE
          ----                            -----

By: /s/ John McFadden            President and Director (Principal Executive
    ---------------------        Officer)
        John McFadden


By: /s/ Joseph Avantario         Treasurer (Principal Financial and Accounting
    ---------------------        Officer)
        Joseph Avantario



By: /s/ Nunzio Lipomi            Director
    ---------------------
        Nunzio Lipomi


By: /s/ Andrew Baker             Director
    ---------------------
        Andrew Baker

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 25, 1997.

                                      GOLDEN STATE PETRO (IOM I-B) PLC


                                      By: /s/ John McFadden
                                          ---------------------
                                              John McFadden
                                              President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on July 25, 1997.



          NAME                            TITLE
          ----                            -----

By: /s/ John McFadden            President (Principal Executive Officer)
    ---------------------
        John McFadden


By: /s/ Joseph Avantario         Treasurer and Director (Principal Financial and
    ---------------------        Accounting Officer)
        Joseph Avantario

By: /s/ Andrew Baker             Director
    ---------------------
        Andrew Baker

                                INDEX TO EXHIBITS

                 3.1  --    Certificate of Incorporation of Golden State
                            Petroleum.
                 3.2  --    Bylaws of Golden State Petroleum.
                 3.3  --    Memorandum and Articles of Association of Golden
                            State Petro (IOM I-A) PLC.
                 3.4  --    Memorandum and Articles of Association of Golden
                            State Petro (IOM I-B) PLC.
                 4.1  --    Indenture, dated as of December 1, 1996, among
                            Golden State Petroleum, the Owners and the Indenture
                            Trustee, in respect of the 8.04% First Preferred
                            Mortgage Notes due 2019.
                 4.2  --    Stock Pledge Agreement between Golden State Holdings
                            I Ltd. and the Indenture Trustee.
                 4.3  --    Issue of One Debenture, dated as of December 1,
                            1997, between Golden State Petro (IOM I-A) PLC and
                            the Indenture Trustee.
                 4.4  --    Issue of One Debenture, dated as of December 1,
                            1996, between Golden State Petro (IOM I-B) PLC and
                            the Indenture Trustee.
                 4.5  --    Assignment of Charter, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-A) PLC and the
                            Indenture Trustee.
                 4.6  --    Assignment of Charter, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-B) PLC and the
                            Indenture Trustee.
                 4.7  --    Assignment of Shipbuilding Contract and Agreement on
                            Contract for Technical Matters, dated as of December
                            1, 1996, among Golden State Petro (IOM-IA) PLC and
                            the Indenture Trustee.
                 4.8  --    Assignment of Shipbuilding Contract and Agreement on
                            Contract for Technical Matters, dated as of December
                            1, 1996, among Golden State Petro (IOM-IB) PLC and
                            the Indenture Trustee.
                 4.9  --    Assignment of Building Contract Guarantee, dated as
                            of December 1, 1996, between Golden State Petro (IOM
                            I-A) PLC and the Initial Charterer.
                 4.10 --    Assignment of Building Contract Guarantee, dated as
                            of December 1, 1996, between Golden State Petro (IOM
                            I-B) PLC and the Initial Charterer.
                 4.11 --    Guarantee, made as of December 24, 1996, from
                            Chevron to Golden State Petro (IOM I-A) PLC.
                 4.12 --    Guarantee, made as of December 24, 1996, from
                            Chevron to Golden State Petro (IOM I-B) PLC.
                 4.13 --    Assignment of Management Agreement, dated as of
                            December 1, 1996, between Golden State Petro (IOM
                            I-A) PLC and the Indenture Trustee.
                 4.14 --    Assignment of Management Agreement, dated as of
                            December 1, 1996, between Golden State Petro (IOM
                            I-B) PLC and the Indenture Trustee.
                 4.15 --    Form of Exchange Note.
                 4.16 --    Building Contract Guarantee, dated as of December
                            26, 1996, from the Korean Development Bank to Golden
                            State Petro (IOM I-A) PLC.
                 4.17 --    Building Contract Guarantee, dated as of December
                            26, 1996, from the Korean Development Bank to Golden
                            State Petro (IOM I-B) PLC.
                 5.1  --    Opinion of Thacher Proffitt & Wood, counsel to the
                            Owners, as to the validity of the Exchange Notes.

                 8.1  --    Opinion of Thacher Proffitt & Wood, counsel to the
                            Owners, as to Certain United States Tax
                            Consequences.
                 8.2  --    Opinion of Cains, special counsel to the Owners, as
                            to Certain Isle of Man Tax Consequences.
                10.1  --    Serial Note Purchase Agreement, dated December 19,
                            1996, among Donaldson, Lufkin & Jenrette Securities
                            Corporation, Golden State Petroleum and each Owner.
                10.2  --    Term Note Purchase Agreement, dated December 19,
                            1996, among Donaldson, Lufkin & Jenrette Securities
                            Corporation, Golden State Petroleum and each Owner.
                10.3  --    Shipbuilding Contract, made as of December 24, 1996,
                            among Golden State Petro (IOM I-A) PLC and the
                            Builders.
                10.4  --    Shipbuilding Contract, made as of December 24, 1996,
                            among Golden State Petro (IOM I-B) PLC and the
                            Builders.
                10.5  --    Promissory Note from Golden State Petro (IOM I-A)
                            PLC to Samsung Heavy Industries Co. Ltd.
                10.6  --    Agreement on Contract for Technical Matters, made as
                            of December 24, 1996, among Golden State Petro
                            (IOM-IA) PLC, Samsung Heavy Industries Co., Ltd and
                            Chevron Shipping company, as agent for the Initial
                            Charterer.
                10.7  --    Agreement on Contract for Technical Matters, made as
                            of December 24, 1996, among Golden State Petro
                            (IOM-IB) PLC, Samsung Heavy Industries Co., Ltd and
                            Chevron Shipping company, as agent for the Initial
                            Charterer.
                10.8  --    Bareboat Charter, made as of December 24, 1996,
                            between Golden State Petro (IOM I-A) PLC and the
                            Initial Charterer.
                10.9  --    Bareboat Charter, made as of December 24, 1996, by
                            and between Golden State Petro (IOM I-B) PLC and the
                            Initial Charterer.
                10.10 --    Management Agreement, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-A) PLC and
                            Cambridge Fund Management LLC.
                10.11 --    Management Agreement, dated as of December 1, 1996,
                            between Golden State Petro (IOM I-B) PLC and
                            Cambridge Fund Management LLC.
                10.12 --    Agency Agreement, dated as of December 24, 1996,
                            between the Owners and Golden State Petroleum.
                10.13 --    Registration Rights Agreement, dated as of December
                            24, 1996, among Golden State Petroleum, Donaldson,
                            Lufkin & Jenrette Securities Corporation and each
                            Owner.
                23.1  --    Consent of Coopers & Lybrand L.L.P. (New York)
                23.2  --    Consent of Coopers & Lybrand LLP (Isle of Man)
                23.3  --    Consent of Thacher Proffitt & Wood (contained in
                            Exhibit 5.1).
                23.4  --    Consent of Cains.
                25.1  --    Statement of eligibility of trustee on Form T-1.
                99.1  --    Letter of Transmittal.
                99.2  --    Notice of Guaranteed Delivery.